Exhibit 99.2

(Logo Omitted)

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, CA 91360-2362

NEWSRELEASE

Teledyne Technologies Authorizes Stock Repurchase Program

THOUSAND OAKS, Calif. – October 27, 2011 – Teledyne Technologies Incorporated (NYSE: TDY) announced today that its Board of Directors has authorized a stock repurchase program to repurchase up to 2,500,000 shares of the company’s common stock.

Shares may be repurchased from time to time in open market transactions at prevailing market prices or in privately negotiated transactions. Shares could be repurchased in a plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The repurchase program is expected to remain open continuously, and the number of shares purchased, if any, will depend on a variety of factors, such as share price, levels of cash available, alternative investment opportunities available immediately or longer-term, and other regulatory, market or economic conditions. Repurchases would be funded with cash on hand and borrowings under the company’s credit facility.

Teledyne Technologies is a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems. Teledyne Technologies’ operations are primarily located in the United States, Canada, the United Kingdom and Mexico. For more information, visit Teledyne Technologies’ website at www.teledyne.com.

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, relating to a stock repurchase program. Actual results could differ materially from these forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Teledyne Technologies’ periodic filings with the Securities and Exchange Commission, including its 2010 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The company assumes no duty to update forward-looking statements.

Investor Contact:	Jason VanWees (805) 373-4542

Press Contact:	Robyn McGowan (805) 373-4540